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                                                                    EXHIBIT 23.4



     We hereby consent to the use of our opinion letter dated September 30, 1999 to the Board of Directors of Cyprus Amax Minerals Company included as Annex B to the Information Statement which forms a part of this Post-Effective Amendment No. 3 to the Form S-4 of Phelps Dodge Corporation, Registration No. 333-86061, and to the references to such opinion in such Information Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                      MERRILL LYNCH, PIERCE, FENNER & SMITH


                                        INCORPORATED



                                      By: /s/ WILLIAM RIFKIN


                                         ---------------------------------------

                                         Name: William Rifkin


                                         Title: Managing Director



New York, New York


October 29, 1999